Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.
Executive Vice President and
Chief Financial Officer
williamlowe@KEMET.com
864-963-6484

KEMET Corporation’s Board of Directors Fixes Reverse Stock Split Ratio; Determines to Seek Stockholder Approval to Decrease Number of Authorized Shares in July 2011.

Greenville, South Carolina (October 26, 2010) - KEMET Corporation (NYSE Amex: KEM) announced today that, in connection with its previously announced proposed Reverse Stock Split, its Board of Directors has fixed the Reverse Stock Split ratio at one-for-three (1:3).  The Company is currently soliciting proxies for the proposed Reverse Stock Split, and is seeking authority from the stockholders to establish a ratio of between one-for-three (1:3) and one-for-five (1:5).  Today’s action by the Board of Directors establishes the ratio at one-for-three (1:3) if the proposal is approved by the stockholders at the Special Meeting set for November 3, 2010.  The Board also determined to seek stockholder approval to reduce the number of authorized shares of common stock from 300,000,000 to 175,000,000 at the Company’s next Annual Meeting of Stockholders in July 2011, if the Reverse Stock Split is approved by the stockholders and becomes effective.

Other information concerning the proposed Reverse Stock Split, including a description of the potential effects of the Reverse Stock Split, is set forth in the Definitive Proxy Statement.

About KEMET

The Company’s common stock is listed on the NYSE Amex under the ticker symbol “KEM” (NYSE Amex: KEM).  At the Investor Relations section of our web site at http://www.KEMET.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

P.O. Box 5928, Greenville, South Carolina 29606 U.S.A.

Tel: 864.963.6300  Fax: 864.963.6306

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) continued uncertainty of the economy could impact the Company’s ability to realize operating plans if the demand for the Company’s products declines and could adversely affect the Company’s liquidity and ability to continue to operate; (ii) adverse economic conditions could cause further reevaluation and the write down of long-lived assets; (iii) an increase in the cost or a decrease in the availability of the Company’s principle raw materials; (iv) changes in the competitive environment of the Company; (v) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vi) economic, political, or regulatory changes in the countries in which the Company operates; (vii) difficulties, delays or unexpected costs in completing the Company’s restructuring plan; (viii) the inability to attract, train and retain effective employees and management; (ix) the inability to develop innovative products to maintain customer relationships; (x) the impact of environmental issues, laws, and regulations; (xi) volatility of financial and credit markets which would affect the Company’s access to capital; (xii) exposure to foreign exchange gains and losses; (xiii) need to reduce costs to offset downward price trends; (xiv) potential limitation on use of net operating losses to offset possible future taxable income; (xv) dilution as a result of the warrant held by K Equity, LLC; and (xvi) exercise of the warrant by K Equity, LLC may result in the existence of a controlling stockholder.